Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM
Donegal Mutual Insurance Company 401(k) Plan
We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-93785, 333-94301 and 333-89644) of our report dated June 1, 2007, relating to the financial statements and supplemental schedule of the Donegal Mutual Insurance Company 401(k) Plan, appearing in this Annual Report on Form 11-K for the year ended December 31, 2006.

/s/ Beard Miller Company LLP
Beard Miller Company LLP
Lancaster, Pennsylvania
June 20, 2007